EXHIBIT 10 (b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Statements” and “Experts” and to the use of our reports dated March 21, 2003 for Canada Life of America Variable Annuity Account 1 and March 21, 2003 for Canada Life Insurance Company of America in Post-Effective Amendment No. 21 to the Registration Statement (Form N-4 Nos. 33-28889 and 811-5817) and related Prospectus of Canada Life of America Variable Annuity Account 1 dated May 1, 2003.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

April 29, 2003